Exhibit 10.79

[Security Agreement Gupta Technologies Limited]

THIS DEED is dated 2 August 2005 between:

(1)	GUPTA TECHNOLOGIES LIMITED (Registered number04122754) (the Chargor);

(2)	FORTRESS CREDIT CORP. (the Agent) as agent and trustee for the Finance Parties (as defined in the Credit Agreement defined below).

BACKGROUND:

(A)	The Chargor enters into this Deed in connection with the Credit Agreement (as defined below).

(B)	It is intended that this document takes effect as a deed notwithstanding the fact that a party may only execute this document under hand.

IT IS AGREED as follows:

1.	INTERPRETATION

1.1	Definitions
In this Deed:
Act means the Law of Property Act 1925.

Credit Agreement means the credit agreement dated1 August 2005 between (among others), Warp Technology Holdings Inc., the Chargor and the Agent.

Party means a party to this Deed.

Receiver means an administrative receiver, receiver and manager or a receiver, in each case, appointed under this Deed.

Secured Liabilities means all present and future obligations and liabilities (whether actual or contingent and whether owed jointly or severally or in any other capacity whatsoever) of the Chargor to any Finance Party under each Finance Document to which the Chargor is a party, except for any obligation which, if it were so included, would result in this Deed contravening Section 151 of the Companies Act 1985.

Security Assets means all assets of the Chargor the subject of any security created by this Deed.

Security Period means the period beginning on the date of this Deed and ending on the date on which all the Secured Liabilities have been unconditionally and irrevocably paid and discharged in full.

1.2	Construction

(a)	Capitalised terms defined in the Credit Agreement have, unless expressly defined in this Deed, the same meaning in this Deed.

(b)	The provisions of Clause 1.2 (Construction) of the Credit Agreement apply to this Deed as though they were set out in full in this Deed, except that references to the Credit Agreement will be construed as references to this Deed.

(c)	(i) (ii)	The term Finance Document includes all amendments and supplements including supplements providing for further advances; and the term this Security means any security created by this Deed.

(d)	Any covenant of the Chargor under this Deed (other than a payment obligation) remains in force during the Security Period.

(e)	The terms of the other Finance Documents and of any side letters between any Parties in relation to any Finance Document are incorporated in this Deed to the extent required to ensure that any purported disposition of any freehold or leasehold property contained in this Deed is a valid disposition in accordance with Section 2(1) of the Law of Property (Miscellaneous Provisions) Act 1989.

(f)	If the Agent considers that an amount paid to a Finance Party under a Finance Document is capable of being avoided or otherwise set aside on the liquidation or administration of the payer or otherwise, then that amount will not be considered to have been irrevocably paid for the purposes of this Deed.

(g)	Unless the context otherwise requires, a reference to a Security Asset includes the proceeds of sale of that Security Asset.

2.	CREATION OF SECURITY

2.1	General

(a)	All the security created under this Deed:

(i)	is created in favour of the Agent;

(ii)	is created over present and future assets of the Chargor;

(iii)	is security for the payment of all the Secured Liabilities; and

(iv)	is made with full title guarantee in accordance with the Law of Property (Miscellaneous Provisions) Act 1994.

(b)	If the rights of the Chargor under a document cannot be secured without the consent of a party to that document:

(i)	the Chargor must notify the Agent promptly;

(ii)	this Security will secure all amounts which the Chargor may receive, or has received, under that document but exclude the document itself; and

(iii)	unless the Agent otherwise requires, the Chargor must use reasonable endeavours to obtain the consent of the relevant party to that document being secured under this Deed.

(c)	The Agent holds the benefit of this Deed on trust for the Finance Parties.

2.2	Land

(a)	The Chargor charges:

(i)	by way of a first legal mortgage all estates or interests in any freehold or leasehold property now owned by it; and

(ii)	(to the extent that they are not the subject of a mortgage under sub-paragraph (i) above) by way of first fixed charge all estates or interests in any freehold or leasehold property.

(b)	A reference in this Subclause to a mortgage or charge of any freehold or leasehold property includes:

(i)	all buildings, fixtures, fittings and fixed plant and machinery on that property; and

(ii)	the benefit of any covenants for title given or entered into by any predecessor in title of the Chargor in respect of that property or any moneys paid or payable in respect of those covenants.

2.3	Investments

(a)	The Chargor charges:

(i)	by way of a first legal mortgage all shares in any member of the Group (other than the Chargor) owned by it or held by any nominee on its behalf; and

(ii)	(to the extent that they are not the subject of a mortgage under sub-paragraph (i) above) by way of a first fixed charge its interest in all shares, stocks, debentures, bonds or other securities and investments owned by it or held by any nominee on its behalf.

(b)	A reference in this Subclause to a mortgage or charge of any stock, share, debenture, bond or other security includes:

(i)	any dividend or interest paid or payable in relation to it; and

(ii)	any right, money or property accruing or offered at any time in relation to it by way of redemption, substitution, exchange, bonus or preference, under option rights or otherwise.

2.4	Plant and machinery

The Chargor charges by way of a first fixed charge all plant and machinery owned by the Chargor and its interest in any plant or machinery in its possession.

2.5	Credit balances

The Chargor charges by way of a first fixed charge all of its rights in respect of any amount standing to the credit of any account (including any account contemplated by this Deed) it has with any person and the debt represented by it.

2.6	Book debts etc.
The Chargor charges by way of a first fixed charge:

(a)	all of its book and other debts;

(b)	all other moneys due and owing to it; and

(c)	the benefit of all rights, securities or guarantees of any nature enjoyed or held by it in relation to any item under paragraph (a) or (b) above.

2.7	Insurances

The Chargor assigns absolutely, subject to a proviso for re-assignment on redemption, all of its rights in respect of any contract or policy of insurance taken out by it or on its behalf or in which it has an interest.

2.8	Other contracts

The Chargor assigns absolutely, subject to a proviso for re-assignment on redemption, all of its rights in respect of:

(a)	any agreement to which it is a party except to the extent that it is subject to any fixed security created under any other term of this Clause;

(b)	any letter of credit issued in its favour; and

(c)	any bill of exchange or other negotiable instrument held by it.

2.9	Intellectual property
The Chargor charges by way of a first fixed charge, all of its rights in respect of:

(a)	any know-how, patent, trade mark, service mark, design, business name, topographical or similar right;

(b)	any copyright or other intellectual property monopoly right; or

(c)	any interest (including by way of licence) in any of the above,

2.10	in each case whether registered or not and including all applications for the same. Miscellaneous The Chargor charges by way of first fixed charge:

(a)	any beneficial interest, claim or entitlement it has in any pension fund;

(b)	its goodwill;

(c)	the benefit of any authorization (statutory or otherwise) held in connection with its use of any Security Asset;

(d)	the right to recover and receive compensation which may be payable to it in respect of any authorization referred to in paragraph (c) above; and

(e)	its uncalled capital.

2.11	Floating charge

(a)	The Chargor charges by way of a first floating charge all its assets not at any time otherwise effectively mortgaged, charged or assigned by way of fixed mortgage, charge or assignment under this Clause.

(b)	Except as provided below, the Agent may by notice to the Chargor convert the floating charge created by this Subclause into a fixed charge as regards any of the Chargor’s assets specified in that notice, if:

(i)	an Event of Default is outstanding; or

(ii)	the Agent considers those assets to be in danger of being seized or sold under any form of distress, attachment, execution or other legal process or to be otherwise in jeopardy.

(c)	The floating charge created by this Subclause may not be converted into a fixed charge solely by reason of:

(i)	the obtaining of a moratorium; or

(ii)	anything done with a view to obtaining a moratorium, under the Insolvency Act 2000.

(d)	The floating charge created by this Subclause will automatically convert into a fixed charge over all of the Chargor’s assets if an administrator is appointed or the Agent receives notice of an intention to appoint an administrator.

(e)	The floating charge created by this Subclause is a qualifying floating charge for the purpose of paragraph 14 of Schedule B1 to the Insolvency Act 1986.

3.	REPRESENTATIONS — GENERAL

3.1	Nature of security

The Chargor represents to each Finance Party that this Deed creates those Security Interests it purports to create and is not liable to be amended or otherwise set aside on the liquidation or administration of the Chargor or otherwise.

3.2	Times for making representations

(a)	The representations set out in this Deed (including in this Clause) are made on the date of this Deed.

(b)	Unless a representation is expressed to be given at a specific date, each representation under this Deed is deemed to be repeated by the Chargor on the date of each Request and on each Utlization Date.

(c)	When a representation is repeated, it is applied to the circumstances existing at the time of repetition.

4.	RESTRICTIONS ON DEALINGS

The Chargor must not:

(a)	create or permit to subsist any Security Interest on any Security Asset; or

(b)	sell, transfer, licence, lease or otherwise dispose of any Security Asset,

except as expressly allowed under the Credit Agreement.

5.	LAND

5.1	General
In this Clause:

Environmental Approval means any authorization required by any Environmental Law.

Environmental Claim means any claim by any person in connection with:

(a)	a breach, or alleged breach, of an Environmental Law;

(b)	any accident, fire, explosion or other event of any type involving an emission or substance which is capable of causing harm to any living organism or the environment; or

(c)	any other environmental contamination.

Environmental Law means any law or regulation concerning:

(a)	the protection of health and safety;

(b)	the environment; or

(c)	any emission or substance which is capable of causing harm to any living organism or the environment.

Fixtures means all fixtures and fittings and fixed plant and machinery on the Mortgaged Property.

Insured Property Assets means the Premises and all the Chargor’s other assets of an insurable nature in the Premises.

Mortgaged Property means all freehold or leasehold property included in the definition of Security Assets.

Premises means all buildings and erections included in the definition of Security Assets.

Report on Title means any report on title on the Mortgaged Property addressed and provided at the request of the Agent before the date of this Deed or, in the case of any Mortgaged Property acquired after the date of this Deed, its date of acquisition.

5.2	Information for Report on Title
The Chargor represents to each Finance Party that:

(a)	the information provided to the lawyers who prepared any Report on Title for the purpose of that Report on Title was true in all material respects at the date it was expressed to be given;

(b)	the information referred to in paragraph (a) above was at the date it was expressed to be given complete and did not omit any information which, if disclosed would make that information untrue or misleading in any material respect; and

(c)	as at the date of this Deed, nothing has occurred since the date of any information referred to in paragraph (a) above which renders that information untrue or misleading in any respect and which, if disclosed, would make that information untrue or misleading in any material respect.

5.3	Compliance with leases
The Chargor must:

(a)	perform all the terms on its part contained in any lease comprised in the Mortgaged Property; and

(b)	not do or allow to be done any act as a result of which any lease comprised in the Mortgaged Property may become liable to forfeiture or otherwise be terminated.

5.4	Acquisitions

(a)	If the Chargor acquires any freehold or leasehold property after the date of this Deed it must:

(i)	notify the Agent immediately;

(ii)	immediately on request by the Agent and at the cost of the Chargor, execute and deliver to the Agent a legal mortgage in favour of the Agent of that property in any form which the Agent may require;

(iii)	if the title to that freehold or leasehold property is registered at H.M. Land Registry or required to be so registered, give H.M. Land Registry written notice of this Security; and

(iv)	if applicable, ensure that this Security is correctly noted in the Register of Title against that title at H.M. Land Registry.

(b)	If the consent of the landlord in whom the reversion of a lease is vested is required for the Chargor to execute a legal mortgage over it, the Chargor will not be required to perform that obligation unless and until it has obtained the landlord’s consent. The Chargor must use its reasonable endeavours to obtain the landlord’s consent.

5.5	Compliance with applicable laws and regulations

The Chargor must perform all its obligations under any law or regulation in any way related to or affecting the Mortgaged Property where failure to do so could reasonably be expected to have a Material Adverse Effect.

5.6	Notices

The Chargor must, within 14 days after the receipt by the Chargor of any application, requirement, order or notice served or given by any public or local or any other authority with respect to the Mortgaged Property (or any part of it):

(a)	deliver a copy to the Agent; and

(b)	inform the Agent of the steps taken or proposed to be taken to comply with the relevant requirement.

5.7	Leases

Except as permitted by the Credit Agreement, the Chargor must not grant or agree to grant (whether in exercise or independently of any statutory power) any lease or tenancy of the Mortgaged Property or any part of it or accept a surrender of any lease or tenancy or confer upon any person any contractual licence or right to occupy the Mortgaged Property.

5.8	H.M. Land Registry

The Chargor consents to a restriction in the following terms being entered into on the Register of Title relating to any Mortgaged Property registered at H.M. Land Registry:

“No disposition of the registered estate by the proprietor of the registered estate is to be registered without a written consent signed by the proprietor for the time being of the security agreement referred to in the charges register dated [ ] in favour of [ ] (as agent and trustee for the Finance Parties referred to in that security agreement) or its conveyancer.”

5.9	Deposit of title deeds

The Chargor must deposit with the Agent all deeds and documents of title relating to the Mortgaged Property and all local land charges, land charges and Land Registry search certificates and similar documents received by or on behalf of the Chargor.

5.10	Access

The Chargor must permit the Agent and any person nominated by it at all reasonable times to enter any part of the Mortgaged Property and view the state of it.

5.11	Investigation of title

The Chargor must grant the Agent or its lawyers on request all facilities within the power of the Chargor to enable the Agent or its lawyers (at the expense of the Chargor) to:

(a)	carry out investigations of title to the Mortgaged Property; and

(b)	make such enquiries in relation to any part of the Mortgaged Property as a prudent mortgagee might carry out.

5.12	Report on title

The Chargor must, as soon as practicable after a request by the Agent, provide the Agent with a report on title of the Chargor to the Mortgaged Property concerning those items which may properly be sought to be covered by a prudent mortgagee in a lawyer’s report of this nature.

5.13	Power to remedy

If the Chargor fails to perform any term affecting the Mortgaged Property, the Chargor must allow the Agent or its agents and contractors:

(a)	to enter any part of the Mortgaged Property;

(b)	to comply with or object to any notice served on the Chargor in respect of the Mortgaged Property; and

(c)	to take any action as the Agent may reasonably consider necessary or desirable to prevent or remedy any breach of any such term or to comply with or object to any such notice.

The Chargor must immediately on request by the Agent pay the costs and expenses of the Agent or its agents and contractors incurred in connection with any action taken by it under this Subclause.

6.	INVESTMENTS

6.1	General
In this Clause:
Investments means:

(a)	all shares, stocks, debentures, bonds or other securities and investments included in the definition of Security Assets in Clause 1.1 (Definitions);

(b)	any dividend or interest paid or payable in relation to any of the above; and

(c)	any right, money or property accruing or offered at any time in relation to any of the above by way of redemption, substitution, exchange, bonus or preference under option rights or otherwise.

6.2	Investments
The Chargor represents to each Finance Party that:

(a)	to the extent applicable, the Investments, are fully paid; and

(b)	it is the sole legal and beneficial owner of the Investments.

6.3	Deposit
The Chargor must:

(a)	immediately deposit with the Agent, or as the Agent may direct, all certificates and other documents of title or evidence of ownership in relation to any Investment; and

(b)	promptly execute and deliver to the Agent all share transfers and other documents which may be requested by the Agent in order to enable the Agent or its nominees to be registered as the owner or otherwise obtain a legal title to any Investment.

6.4	Changes to rights

The Chargor must not take or allow the taking of any action on its behalf which may result in the rights attaching to any of the Investments being altered.

6.5	Calls

(a)	The Chargor must pay all calls or other payments due and payable in respect of any Investment.

(b)	If the Chargor fails to do so, the Agent may pay the calls or other payments on behalf of the Chargor. The Chargor must immediately on request reimburse the Agent for any payment made by the Agent under this Subclause.

6.6	Other obligations in respect of Investments

(a)	The Chargor must promptly copy to the Agent and comply with all requests for information which is within its knowledge and which are made under section 212 of the Companies Act 1985 or any similar provision contained in any articles of association or other constitutional document relating to any of the Investments. If it fails to do so, the Agent may elect to provide such information as it may have on behalf of the Chargor.

(b)	The Chargor must comply with all other conditions and obligations assumed by it in respect of any Investment.

(c)	The Agent is not obliged to:

(i)	perform any obligation of the Chargor;

(ii)	make any payment, or to make any enquiry as to the nature or sufficiency of any payment received by it or the Chargor; or

(iii)	present or file any claim or take any other action to collect or enforce the payment of any amount to which it may be entitled under this Deed,

6.7	Voting rights	in respect of any Investment.

(a)	Before this Security becomes enforceable:

(i)	the voting rights, powers and other rights in respect of the Investments must (if exercisable by the Agent) be exercised in any manner which the Chargor may direct in writing; and

(ii)	all dividends or other income paid or payable in relation to any Investments must be paid directly to the Chargor.

The Chargor must indemnify the Agent against any loss liability incurred by the Agent as a consequence of the Agent acting in respect of the Investments on the direction of the Chargor.

(b)	After this Security has become enforceable, the Agent may exercise (in the name of the Chargor and without any further consent or authority on the part of the Chargor) any voting rights and any powers or rights which may be exercised by the legal or beneficial owner of any Investment, any person who is the holder of any Investment or otherwise.

7.	RELEVANT CONTRACTS

7.1	General
In this Clause:

Relevant Contract means any agreement to which the Chargor is a party and which the Agent has designated a Relevant Contract.

7.2	Preservation
The Chargor must not, without the prior consent of the Agent:

(a)	amend or waive any term of, or terminate, any Relevant Contract; or

(b)	take any action which might jeopardise the existence or enforceability of any Relevant Contract.

7.3	Other undertaking
The Chargor must:

(a)	duly and promptly perform its obligations, and diligently pursue its rights, under each Relevant Contract; and

(b)	supply the Agent and any Receiver with copies of each Relevant Contract and any information and documentation relating to any Relevant Contract requested by the Agent or any Receiver.

7.4	Notices of assignment
The Chargor must:

(a)	immediately serve a notice of assignment, substantially in the form of Part 1 of Schedule 1 (Forms of letter for Relevant Contracts), on each counterparty to a Relevant Contract; and

(b)	use its reasonable endeavours to procure that each such party acknowledges that notice, substantially in the form of Part 2 of Schedule 1 (Forms of letter for Relevant Contracts).

8.	WHEN SECURITY BECOMES ENFORCEABLE

8.1	Event of Default

This Security will become immediately enforceable if an Event of Default occurs and is continuing.

8.2	Discretion

After this Security has become enforceable, the Agent may in its absolute discretion enforce all or any part of this Security in any manner it sees fit or as the Majority Lenders direct.

8.3	Power of sale

The power of sale and other powers conferred by Section 101 of the Act, as amended by this Deed, will be immediately exercisable at any time after this Security has become enforceable.

9.	ENFORCEMENT OF SECURITY

9.1	General

(a)	For the purposes of all powers implied by statute, the Secured Liabilities are deemed to have become due and payable on the date of this Deed.

(b)	Section 103 of the Act (restricting the power of sale) and Section 93 of the Act (restricting the right of consolidation) do not apply to this Security.

(c)	The statutory powers of leasing conferred on the Agent are extended so as to authorise the Agent to lease, make agreements for leases, accept surrenders of leases and grant options as the Agent may think fit and without the need to comply with any provision of section 99 or 100 of the Act.

9.2	No liability as mortgagee in possession

Neither the Agent nor any Receiver will be liable, by reason of entering into possession of a Security Asset, to account as mortgagee in possession or for any loss on realisation or for any default or omission for which a mortgagee in possession might be liable.

9.3	Privileges

Each Receiver and the Agent is entitled to all the rights, powers, privileges and immunities conferred by the Act on mortgagees and receivers duly appointed under the Act, except that Section 103 of the Act does not apply.

9.4	Protection of third parties

No person (including a purchaser) dealing with the Agent or a Receiver or its or his agents will be concerned to enquire:

(a)	whether the Secured Liabilities have become payable;

(b)	whether any power which the Agent or a Receiver is purporting to exercise has become exercisable or is being properly exercised;

(c)	whether any money remains due under the Finance Documents; or

(d)	how any money paid to the Agent or to that Receiver is to be applied.

9.5	Redemption of prior mortgages

(a)	At any time after this Security has become enforceable, the Agent may:

(i)	redeem any prior Security Interest against any Security Asset; and/or

(ii)	procure the transfer of that Security Interest to itself; and/or

(iii)	settle and pass the accounts of the prior mortgagee, chargee or encumbrancer; any accounts so settled and passed will be, in the absence of manifest error, conclusive and binding on the Chargor.

(b)	The Chargor must pay to the Agent, immediately on demand, the costs and expenses incurred by the Agent in connection with any such redemption and/or transfer, including the payment of any principal or interest.

9.6	Contingencies

If this Security is enforced at a time when no amount is due under the Finance Documents but at a time when amounts may or will become due, the Agent (or the Receiver) may pay the proceeds of any recoveries effected by it into a suspense account.

10.	RECEIVER

10.1	Appointment of Receiver

(a)	Except as provided below, the Agent may appoint any one or more persons to be a Receiver of all or any part of the Security Assets if:

(i)	this Security has become enforceable; or

(ii)	the Chargor so requests the Agent in writing at any time.

(b)	Any appointment under paragraph (a) above may be by deed, under seal or in writing under its hand.

(c)	Except as provided below, any restriction imposed by law on the right of a mortgagee to appoint a Receiver (including under section 109(1) of the Act) does not apply to this Deed.

(d)	The Agent is not entitled to appoint a Receiver solely as a result of the obtaining of a moratorium (or anything done with a view to obtaining a moratorium) under section 1A of the Insolvency Act 1986.

(e)	The Agent may not appoint an administrative receiver (as defined in section 29(2) of the Insolvency Act 1986) over the Security Assets if the Agent is prohibited from so doing by section 72A of the Insolvency Act 1986 and no exception to the prohibition on appointing an administrative receiver applies.

10.2	Removal

The Agent may by writing under its hand (subject to any requirement for an order of the court in the case of an administrative receiver) remove any Receiver appointed by it and may, whenever it thinks fit, appoint a new Receiver in the place of any Receiver whose appointment may for any reason have terminated.

10.3	Remuneration

The Agent may fix the remuneration of any Receiver appointed by it and the maximum rate specified in Section 109(6) of the Act will not apply.

10.4	Agent of the Chargor

(a)	A Receiver will be deemed to be the agent of the Chargor for all purposes and accordingly will be deemed to be in the same position as a Receiver duly appointed by a mortgagee under the Act. The Chargor alone is responsible for the contracts, engagements, acts, omissions, defaults and losses of a Receiver and for liabilities incurred by a Receiver.

(b)	No Finance Party will incur any liability (either to the Chargor or to any other person) by reason of the appointment of a Receiver or for any other reason.

10.5	Relationship with Agent

To the fullest extent allowed by law, any right, power or discretion conferred by this Deed (either expressly or impliedly) or by law on a Receiver may after this Security becomes enforceable be exercised by the Agent in relation to any Security Asset without first appointing a Receiver and notwithstanding the appointment of a Receiver.

11.	POWERS OF RECEIVER

11.1	General

(a)	A Receiver has all of the rights, powers and discretions set out below in this Clause in addition to those conferred on it by any law; this includes:

(i)	in the case of an administrative receiver, all the rights, powers and discretions conferred on an administrative receiver under the Insolvency Act, 1986; and

(ii)	otherwise, all the rights, powers and discretions conferred on a receiver (or a receiver and manager) under the Act and the Insolvency Act, 1986.

(b)	If there is more than one Receiver holding office at the same time, each Receiver may (unless the document appointing him states otherwise) exercise all of the powers conferred on a Receiver under this Deed individually and to the exclusion of any other Receiver.

11.2	Possession

A Receiver may take immediate possession of, get in and collect any Security Asset.

11.3	Carry on business
11.4	A Receiver may carry on any business of the Chargor in any manner he thinks fit. Employees

(a)	A Receiver may appoint and discharge managers, officers, agents, accountants, servants, workmen and others for the purposes of this Deed upon such terms as to remuneration or otherwise as he thinks fit.

(b)	A Receiver may discharge any person appointed by the Chargor.

11.5	Borrow money

A Receiver may raise and borrow money either unsecured or on the security of any Security Asset either in priority to this Security or otherwise and generally on any terms and for whatever purpose which he thinks fit.

11.6	Sale of assets

(a)	A Receiver may sell, exchange, convert into money and realise any Security Asset by public auction or private contract and generally in any manner and on any terms which he thinks fit.

(b)	The consideration for any such transaction may consist of cash, debentures or other obligations, shares, stock or other valuable consideration and any such consideration may be payable in a lump sum or by instalments spread over any period which he thinks fit.

(c)	Fixtures, other than landlord’s fixtures, may be severed and sold separately from the property containing them without the consent of the Chargor.

11.7	Leases

A Receiver may let any Security Asset for any term and at any rent (with or without a premium) which he thinks fit and may accept a surrender of any lease or tenancy of any Security Asset on any terms which he thinks fit (including the payment of money to a lessee or tenant on a surrender).

11.8	Compromise

A Receiver may settle, adjust, refer to arbitration, compromise and arrange any claim, account, dispute, question or demand with or by any person who is or claims to be a creditor of the Chargor or relating in any way to any Security Asset.

11.9	Legal actions

A Receiver may bring, prosecute, enforce, defend and abandon any action, suit or proceedings in relation to any Security Asset which he thinks fit.

11.10	Receipts

A Receiver may give a valid receipt for any moneys and execute any assurance or thing which may be proper or desirable for realising any Security Asset.

11.11	Subsidiaries

A Receiver may form a Subsidiary of the Chargor and transfer to that Subsidiary any Security Asset.

11.12	Delegation
11.13 11.14	A Receiver may delegate his powers in accordance with this Deed. Lending A Receiver may lend money or advance credit to any customer of the Chargor. Protection of assets A Receiver may:

(a)	effect any repair or insurance and do any other act which the Chargor might do in the ordinary conduct of its business to protect or improve any Security Asset;

(b)	commence and/or complete any building operation; and

(c)	apply for and maintain any planning permission, building regulation approval or any other authorisation,

11.15	in each case as he thinks fit. Other powers A Receiver may:

(a)	do all other acts and things which he may consider desirable or necessary for realising any Security Asset or incidental or conducive to any of the rights, powers or discretions conferred on a Receiver under or by virtue of this Deed or law;

(b)	exercise in relation to any Security Asset all the powers, authorities and things which he would be capable of exercising if he were the absolute beneficial owner of that Security Asset; and

(c)	use the name of the Chargor for any of the above purposes.

12.	APPLICATION OF PROCEEDS

Any moneys received by the Agent or any Receiver after this Security has become enforceable must be applied in the following order of priority:

(a)	in or towards payment of or provision for all costs and expenses incurred by the Agent or any Receiver under or in connection with this Deed and of all remuneration due to any Receiver under or in connection with this Deed;

(b)	in or towards payment of or provision for the Secured Liabilities; and

(c)	in payment of the surplus (if any) to the Chargor or other person entitled to it.

This Clause is subject to the payment of any claims having priority over this Security. This Clause does not prejudice the right of any Finance Party to recover any shortfall from the Chargor.

13.	EXPENSES AND INDEMNITY

The Chargor must:

(a)	immediately on demand pay all costs and expenses (including legal fees) properly incurred in connection with this Deed by any Finance Party, Receiver, attorney, manager, agent or other person appointed by the Agent under this Deed including any arising from any actual or alleged breach by any person of any law or regulation, whether relating to the environment or otherwise; and

(b)	keep each of them indemnified against any failure or delay in paying those costs or expenses.

14.	DELEGATION

14.1	Power of Attorney

The Agent or any Receiver may delegate by power of attorney or in any other manner to any person any right, power or discretion exercisable by it under this Deed.

14.2	Terms

Any such delegation may be made upon any terms (including power to sub-delegate) which the Agent or any Receiver may think fit.

14.3	Liability

Neither the Agent nor any Receiver will be in any way liable or responsible to the Chargor for any loss or liability arising from any act, default, omission or misconduct on the part of any delegate or sub-delegate.

15.	FURTHER ASSURANCES

The Chargor must, at its own expense, take whatever action the Agent or a Receiver may reasonably require for:

(a)	creating, perfecting or protecting any security intended to be created by this Deed; or

(b)	facilitating the realisation of any Security Asset, or the exercise of any right, power or discretion exercisable, by the Agent or any Receiver or any of its delegates or sub-delegates in respect of any Security Asset.

This includes:

(i)	the execution of any transfer, conveyance, assignment or assurance of any property, whether to the Agent or to its nominee; or

(ii)	the giving of any notice, order or direction and the making of any registration, which, in any such case, the Agent may think expedient.

16.	POWER OF ATTORNEY

The Chargor, by way of security, irrevocably and severally appoints the Agent, each Receiver and any of its delegates or sub-delegates to be its attorney to take any action which the Chargor is obliged to take under this Deed. The Chargor ratifies and confirms whatever any attorney does or purports to do under its appointment under this Clause.

17.	MISCELLANEOUS

17.1	Covenant to pay

The Chargor must pay or discharge the Secured Liabilities in the manner provided for in the Finance Documents.

17.2	Tacking

Each Finance Party must perform its obligations under the Credit Agreement (including any obligation to make available further advances).

17.3	New Accounts

(a)	If any subsequent charge or other interest affects any Security Asset, the Finance Party may open a new account with the Chargor.

(b)	If the Finance Party does not open a new account, it will nevertheless be treated as if it had done so at the time when it received or was deemed to have received notice of that charge or other account.

(c)	As from that time all payments made to the Finance Party will be credited or be treated as having been credited to the new account and will not operate to reduce any Secured Liability.

17.4	Time deposits

Without prejudice to any right of set-off any Finance Party may have under any other Finance Document or otherwise, if any time deposit matures on any account the Chargor has with any Finance Party within the Security Period when:

(a)	this Security has become enforceable; and

(b)	no Secured Liability is due and payable,

that time deposit will automatically be renewed for any further maturity which that Finance Party considers appropriate.

17.5	Notice of assignment

This Deed constitutes notice in writing to the Chargor of any charge or assignment of a debt owed by the Chargor to any other member of the Group and contained in any other Security Document.

18.	RELEASE

At the end of the Security Period, the Finance Parties must, at the request and cost of the Chargor, take whatever action is necessary to release the Security Assets from this Security.

19.	GOVERNING LAW

This Deed is governed by English law.

This Deed has been entered into as a deed on the date stated at the beginning of this Deed.

SIGNATORIES

Chargor

EXECUTED AS A DEED by)

GUPTA TECHNOLOGIES LIMITED)

acting by)

/s/ Brian Sisko Brian Sisko Authorized Signatory /s/ Ernest Mysogland Ernest Mysogland Authorized Signatory

Title:	Agent FORTRESS CREDIT CORP. By:/s/ Marc K. Furstein Name: Marc K. Furstein Chief Operating Officer